Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Wally Jones

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, TN 37201

(615) 251-0733

(Name, address and telephone number of agent for service)

AmSurg Corp.

(Issuer with respect to the Securities)

Tennessee	62-1493316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

5.625% Senior Notes due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
AmSurg Holdings, Inc.	Tennessee	62-1595888	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Anesthesia Management Services, LLC	Tennessee	27-1174941	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg EC Topeka, Inc.	Tennessee	62-1512093	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg EC St. Thomas, Inc.	Tennessee	62-1511996	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg EC Beaumont, Inc.	Tennessee	62-1524208	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg KEC, Inc.	Tennessee	62-1510489	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg EC Santa Fe, Inc.	Tennessee	62-1523398	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg EC Washington, Inc.	Tennessee	62-1506354	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Torrance, Inc.	Tennessee	62-1545685	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Abilene, Inc.	Tennessee	62-1555413	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Suncoast, Inc.	Tennessee	62-1555677	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Lorain, Inc.	Tennessee	62-1595307	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg La Jolla, Inc.	Tennessee	62-1625304	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Hillmont, Inc.	Tennessee	62-1632685	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Palmetto, Inc.	Tennessee	62-1647404	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Northwest Florida, Inc.	Tennessee	62-1519549	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Ocala, Inc.	Tennessee	62-1650493	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Maryville, Inc.	Tennessee	62-1586143	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Miami, Inc.	Tennessee	62-1598504	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Burbank, Inc.	Tennessee	62-1619548	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Melbourne, Inc.	Tennessee	62-1625312	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg El Paso, Inc.	Tennessee	62-1711537	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Crystal River, Inc.	Tennessee	62-1666189	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Abilene Eye, Inc.	Tennessee	62-1692556	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Inglewood, Inc.	Tennessee	62-1814134	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733

2

AmSurg Glendale, Inc.	Tennessee	62-1807967	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg San Antonio TX, Inc.	Tennessee	20-0075736	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg San Luis Obispo CA, Inc.	Tennessee	20-1965555	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Temecula CA, Inc.	Tennessee	20-0095263	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Escondido CA, Inc.	Tennessee	20-1626979	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Scranton PA, Inc.	Tennessee	20-2853308	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Arcadia CA Inc.	Tennessee	20-4483684	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Main Line PA, Inc.	Tennessee	20-5408469	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Oakland CA, Inc.	Tennessee	20-5645841	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Lancaster PA, Inc.	Tennessee	20-5988960	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Pottsville PA, Inc.	Tennessee	26-0303835	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Glendora CA, Inc.	Tennessee	20-5732564	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Kissimmee FL, Inc.	Tennessee	62-1567628	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Altamonte Springs FL, Inc.	Tennessee	26-0289067	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg New Port Richey FL, Inc.	Tennessee	62-1612176	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg EC Centennial, Inc.	Tennessee	62-1511980	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Naples, Inc.	Tennessee	62-1659906	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Illinois NSC, Inc.	Tennessee	20-2393903	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
NSC Healthcare, Inc.	Tennessee	84-1209756	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
NSC RBO West, LLC	Tennessee	26-3816052	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
NSC RBO East, LLC	Tennessee	27-3205481	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Long Beach NSC, LLC	Tennessee	20-1048768	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Torrance NSC, LLC	Tennessee	20-1048801	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Davis NSC, LLC	Tennessee	20-5451784	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Fullerton NSC, LLC	Tennessee	20-3435683	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
San Antonio NSC, LLC	Tennessee	20-0322582	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Austin NSC, LLC	Tennessee	20-4942934	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Twin Falls NSC, LLC	Tennessee	20-8086602	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Ardmore NSC, LLC	Tennessee	26-1651465	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733

3

Kenwood NSC, LLC	Tennessee	26-3055899	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Towson NSC, LLC	Tennessee	20-0314129	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Wilton NSC, LLC	Connecticut	26-1653853	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
NSC West Palm, LLC	Tennessee	76-0740666	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Tampa Bay NSC, LLC	Tennessee	20-3447384	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Coral Springs NSC, LLC	Tennessee	26-1649639	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Weston NSC, LLC	Tennessee	26-3435641	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Fresno CA, Inc.	Tennessee	46-1290033	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
Austin NSC, L.P.	Texas	20-4943017	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Colton CA, Inc.	Tennessee	46-1462856	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733
AmSurg Rockledge FL Anesthesia, LLC	Tennessee	46-1848471	20 Burton Hills Boulevard Nashville, TN 37215	615-251-0733

4

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, State of Tennessee on the 22nd of April, 2013.

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, November 28, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, March 19, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 22, 2013

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2012

($000’s)

12/31/2012
Assets
Cash and Balances Due From Depository Institutions	$8,252,302
Securities	74,022,528
Federal Funds	74,234
Loans & Lease Financing Receivables	219,884,343
Fixed Assets	5,024,268
Intangible Assets	12,542,566
Other Assets	25,288,375

Total Assets	$345,088,616

Liabilities
Deposits	$253,686,214
Fed Funds	4,291,213
Treasury Demand Notes	0
Trading Liabilities	404,237
Other Borrowed Money	30,911,125
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	11,473,186

Total Liabilities	$305,502,295

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	23,981,892
Minority Interest in Subsidiaries	$1,452,939

Total Equity Capital	$39,586,321

Total Liabilities and Equity Capital	$345,088,616